Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:
Bob Roepke	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-541-1500	650-315-7856
rroepke@verity.com	derekvb@verity.com

Verity Reports Fourth-Quarter and Fiscal 2005 Results

Fourth Quarter Revenues Increase 7% Over Previous Quarter;

Fiscal Year 2005 Revenues Increase 15% Year-over-Year

Financial Highlights:

•	Q4 Revenues: $36.5 million

•	Q4 Operating Income (Loss) as a % of Total Revenues: (2.6%) GAAP; 6.1% Non-GAAP

•	Q4 Earnings Per Share: $0.00 GAAP; $0.06 Non-GAAP

•	Q4 End of Quarter Cash and Investments Balance: $195.1 million

•	FY 2005 Revenues: $142.6 million

•	FY 2005 Operating Income as a % of Total Revenues: 4.5% GAAP; 11.4% Non-GAAP

•	FY 2005 Earnings Per Share: $0.20 GAAP; $0.34 Non-GAAP

•	Announced $50 million stock repurchase program for fiscal year 2006

Strategic Highlights:

Fiscal Year 2005

•	Launched Verity® LiquidOffice™ v4, first BPM software with integrated enterprise-class search capability

•	Introduced Verity® LiquidBPM Software Developers Kit

•	Announced Verity® TeleForm® v9.1 with Web-based scanning and document capture feature

•	Named to “Silicon Valley 150” for fourth consecutive year

•	Selected as one of KMWorld’s ‘100 Companies that Matter’ for fifth time

June 2005

•	Launched new and simplified pricing approach for the award-winning Ultraseek enterprise search software

•	Acquired enterprise-ready desktop search technology from 80-20 Software

•	Appointed Nicole Eagan to the position of Senior Vice President and Chief Marketing Officer

•	Verity President and CEO Wins Ernst & Young Entrepreneur of the Year 2005 Award in Northern California in the Technology and Software category

SUNNYVALE, Calif. — June 30, 2005 — Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise search software that enables organizations to discover, analyze and process all of the digital information within their enterprises, today reported its financial results for the fourth quarter and fiscal year ended May 31, 2005.

Revenues

Revenues for the fourth quarter of fiscal 2005 were $36.5 million, an increase of 7 percent compared to $33.9 million reported in the third quarter of fiscal 2005 and a 5 percent decrease over the prior year’s fourth quarter. Revenues for fiscal year 2005 were $142.6 million, an increase of 15 percent compared to $124.3 million for fiscal year 2004.

GAAP Operating Results

For the fourth quarter, operating loss was $1.0 million or 3 percent of total revenue compared to operating income of $3.6 million or 10 percent of total revenue for the fourth quarter of fiscal 2004. For fiscal year 2005, operating income was $6.5 million or 5 percent of total revenue compared to operating income of $17.1 million or 14 percent of total revenue for fiscal year 2004.

For the fourth quarter, net income was $0.1 million, or $0.00 per fully diluted share compared to net income of $1.4 million, or $0.04 per fully diluted share for the fourth quarter of fiscal 2004. For fiscal year 2005, net income was $7.5 million, or $0.20 per fully diluted share compared to net income of $11.6 million, or $0.29 per fully diluted share for fiscal year 2004. The GAAP effective tax rate was 32.0 percent for fiscal year 2005.

Non-GAAP Operating Results

For the fourth quarter, non-GAAP operating income was $2.2 million or 6 percent of total revenue compared to non-GAAP operating income of $8.9 million or 23 percent of total revenue for the fourth quarter of fiscal 2004. For fiscal year 2005, non-GAAP operating income was $16.3 million or 11 percent of total revenue compared to non-GAAP operating income of $25.3 million or 20 percent of total revenue for fiscal year 2004.

For the fourth quarter, non-GAAP net income was $2.1 million, or $0.06 per fully diluted share compared to non-GAAP net income of $5.7 million, or $0.15 per fully diluted share for the fourth quarter of fiscal 2004. For fiscal year 2005, non-GAAP net income was $13.0 million, or $0.34 per fully diluted share compared to non-GAAP net income of $17.7 million, or $0.44 per fully diluted share for fiscal year 2004. The fourth quarter and fiscal year 2005 non-GAAP results and related reconciliation, as set forth in the financial tables at the end of this release, exclude the amortization of acquired intangible assets and restructuring charges, and the write-off of in-process research and development. See “Use of GAAP and Non-GAAP Results” below.

“Verity has recorded its seventh consecutive fiscal year of profitability, an accomplishment that takes on greater meaning in the face of a global economic environment that continues to be extremely challenging,” said Anthony J. Bettencourt, president and chief executive officer. “Looking ahead, Verity is doing much more than weathering the storm. The company continues on its strategic growth path, making strategic acquisitions, bringing innovative software to market, and taking bold marketing and sales actions to extend its leadership and serve more customers in more ways.”

At May 31, 2005, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $195.1 million. Days sales outstanding for the quarter were 76 days.

During the fourth quarter, Verity repurchased approximately 1,577,890 shares of its common stock at an average price of $8.86 per share, for a total investment of approximately $14.0 million. For fiscal year 2005, Verity repurchased approximately 3.5 million shares of its common stock at an average price of $10.90 per share, for a total investment of approximately $37.7 million of the $50 million Board approved Fiscal 2005 stock buyback program.

Customer Activity

During the fourth quarter, Verity recorded customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, media, and telecommunications industries. Customer wins included Allianz Life Insurance Co., America Online, Dow Chemical Company, Draeger Medical, Federal Express, Gevity, Napster, Nissan North America, Inc., Siemens Westinghouse Power Co., Sony Corporation of America and

Toyota Motor. The company also extended its position in the OEM market for enterprise search, categorization and recommendation software technology through new or extended agreements with existing customers, including Sun Microsystems, and a leading global provider of email archiving software.

Business Outlook

The following financial outlook is provided based on information as of June 30, 2005.

Management’s projections for the first fiscal quarter ending August 31, 2005 are:

•	Total revenues are expected to be in the range of $32 million to $35 million

•	GAAP earnings per fully diluted share are expected to be in the range of ($0.01) to $0.01

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.03 to $0.05

•	Per-share calculations are based on projections of 36.0 million fully diluted shares

First quarter non-GAAP guidance is adjusted from GAAP guidance by excluding estimated amortization of acquired intangible assets of approximately $2.1 million associated with previous acquisitions, and approximately $0.1 million for the write-off of acquired in-process research and development associated with the acquisition of 80-20 Software, which after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in approximately $0.04 per share based on the projected fully diluted shares.

Management’s projections for the full fiscal year ending May 31, 2006 are:

•	Total revenues are expected to be in the range of $145 million to $150 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.18 to $ 0.21

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.32 to $0.36

•	Per-share calculations are based on projections of 35.8 million fully diluted shares

Fiscal 2006 non-GAAP guidance is adjusted from GAAP guidance by excluding estimated amortization of acquired intangible assets of approximately $8.3 million associated with previous acquisitions, and approximately $0.1 million for the write-off of acquired in-process research and development associated with the acquisition of 80-20 Software, which after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in approximately $0.15 per share based on the projected fully diluted shares.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the non-GAAP results exclude charges and benefits management believes are not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets, in-process research and development write-off, and restructuring charges, as set forth in the financial tables at the end of this news release. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, June 30, 2005, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review fourth quarter and fiscal 2005 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada:	800-322-5044
	International:	617-614-4927
	Access Code:	23677839
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through September 2005 on the Verity Web site and at the replay numbers listed below.

Replay Numbers:	United States & Canada:	888-286-8010
	International:	617-801-6888
	Access Code:	59570120
Webcast Link:	http://www.verity.com/webcast

About Verity

With headquarters in Sunnyvale, California, Verity provides enterprise search software that enables organizations to discover, analyze and process all of the digital information within their enterprises. The company’s solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with self-service Q & A. In addition, Verity’s business process management and content capture solutions activate information and accelerate its flow from person to person and between systems. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Around the world, more than 11,500 organizations of all sizes and types rely on Verity to manage their intellectual capital. In the private sector, these include ABB, AT&T, AXA, Bristol-Myers Squibb, Capgemini, Capital One, Deloitte Consulting, EDGAR Online, Ford, GMAC, Hewlett-Packard, Kaiser Permanente, Mayo Foundation, PricewaterhouseCoopers, SAP, UBS and Verizon. In the public sector, customers come from all levels and branches of government, including the U.S. General Services Administration, the U.S. Air Force and Army, the U.S. Department of Defense, including the armed forces units, and the U.S. Departments of Energy and Justice. Independent software vendors that integrate Verity include EMC Documentum, FileNet, Lotus, Oracle, Stellent, TIBCO and Xerox DocuShare.

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Forward-Looking Statements

The statements in this news release under the heading “Business Outlook” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 2 of Part I of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on April 11, 2005.

# # #

For more information, contact Verity at info@verity.com or at World Wide Web site

http://www.verity.com or call 408-541-1500.

Verity and the Verity LiquidOffice, TeleForm, LiquidBPM logos are registered trademarks of Verity, Inc.

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

FOURTH QUARTER FISCAL 2005 VS. FOURTH QUARTER FISCAL 2004

	Quarter Ended May 31, 2005			Quarter Ended May 31, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$20,551		$20,551	$3,800		$23,800
Service and other	15,899		15,899	14,467		14,467

Total revenues	36,450		36,450	38,267		38,267

Costs of revenues:
Software products	703		703	1,134		1,134
Service and other	5,191		5,191	4,531		4,531
Amortization of purchased intangible assets	1,986	(1,986)	—	1,521	(1,521)	—

Total costs of revenues	7,880		5,894	7,186		5,665

Gross profit	28,570		30,556	31,081		32,602

Operating expenses:
Research and development	6,407		6,407	5,631		5,631
Marketing and sales	15,507		15,507	14,076		14,076
General and administrative	6,417		6,417	4,007		4,007
In-process research and development	—		—	3,472	(3,472)	—
Restructuring charges	1,203	(1,203)	—	254	(254)	—

Total operating expenses	29,534		28,331	27,440		23,714

Income (loss) from operations	(964)		2,225	3,641		8,888

Other income, net	864		864	600		600

Income (loss) before provision for income taxes	(100)		3,089	4,241		9,488

Provision for income taxes	(206)	1,203	997	2,846	950	3,796

Net income	$106		$2,092	$1,395		$5,692

Net income per share — basic	$0.00		$0.06	$0.04		$0.15

Net income per share — diluted	$0.00		$0.06	$0.04		$0.15

Number of shares — basic	36,783		36,783	37,476		37,476

Number of shares — diluted	36,911		36,911	39,097		39,097

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

FULL YEAR

	Twelve Months Ended May 31, 2005			Twelve Months Ended May 31, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$81,105		$81,105	$71,999		$71,999
Service and other	61,539		61,539	52,311		52,311

Total revenues	142,644		142,644	124,310		124,310

Costs of revenues:
Software products	2,969		2,969	2,270		2,270
Service and other	20,288		20,288	14,467		14,467
Amortization of purchased intangible assets	7,301	(7,301)	—	3,456	(3,456)	—

Total costs of revenues	30,558		23,257	20,193		16,737

Gross profit	112,086		119,387	104,117		107,573

Operating expenses:
Research and development	23,967		23,967	20,211		20,211
Marketing and sales	60,361		60,361	50,006		50,006
General and administrative	18,738		18,738	12,057		12,057
In-process research and development	950	(950)	—	3,472	(3,472)	—
Restructuring charges	1,580	(1,580)	—	1,226	(1,226)	—

Total operating expenses	105,596		103,066	86,972		82,274

Income from operations	6,490		16,321	17,145		25,299

Other income, net	4,459		4,459	4,119		4,119

Income before provision for income taxes	10,949		20,780	21,264		29,418

Provision for income taxes	3,502	4,306	7,808	9,655	2,112	11,767

Net income	$7,447		$12,972	$11,609		$17,651

Net income per share — basic	$0.20		$0.35	$0.31		$0.47

Net income per share — diluted	$0.20		$0.34	$0.29		$0.44

Number of shares — basic	37,230		37,230	37,625		37,625

Number of shares — diluted	37,978		37,978	39,666		39,666

VERITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2005	May 31, 2004
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,262	$38,995
Short-term investments	40,376	78,506
Trade accounts receivable, net of allowance for doubtful accounts of $1,470 and $2,131	31,002	31,807
Deferred tax assets	1,946	2,482
Prepaid and other current assets	3,644	3,197

Total current assets	187,230	154,987
Property and equipment, net	7,169	4,272
Long-term investments	44,503	84,248
Deferred tax assets	15,020	17,884
Intangible assets, net	22,472	24,854
Goodwill	59,428	55,824
Other assets	2,688	2,012

Total assets	$338,510	$344,081

LIABILITIES
Current liabilities:
Accounts payable	$5,441	$2,855
Accrued compensation	10,903	10,086
Income tax payable	3,394	4,214
Deferred purchase payment	570	3,066
Other accrued liabilities	5,716	4,452
Deferred revenue	23,196	21,421

Total current liabilities	49,220	46,094

Other non-current liabilities:
Deferred purchase payment	—	570
Deferred rent	1,194	591

Total liabilities	50,414	47,255

STOCKHOLDERS’ EQUITY
Common stock	36	37
Additional paid-in capital	243,284	259,245
Accumulated other comprehensive income	1,946	2,249
Deferred stock compensation	—	(88)
Retained earnings	42,830	35,383

Total stockholders’ equity	288,096	296,826

Total liabilities and stockholders’ equity	$338,510	$344,081

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended May 31, 2005			Quarter Ended February 28, 2005
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$20,551		$20,551	$18,759		$18,759
Service and other	15,899		15,899	15,177		15,177

Total revenues	$36,450		$36,450	$33,936		$33,936

Costs of revenues:
Software products	703		703	682		682
Service and other	5,191		5,191	5,048		5,048
Amortization of purchased intangible assets	1,986	(1,986)	—	1,936	(1,936)	—

Total costs of revenues	7,880		5,894	7,666		5,730

Gross profit	28,570		30,556	26,270		28,206

Total operating expenses	29,534	(1,203)	28,331	26,364	(950)	25,414

Income (loss) from operations	(964)		2,225	(94)		2,792

Other income, net	864		864	953		953

Income (loss) before provision for income taxes	(100)		3,089	859		3,745

Provision for income taxes	(206)	1,203	997	393	1,049	1,442

Net income	$106		$2,092	$466		$2,303

Net income per share — basic	$0.00		$0.06	$0.01		$0.06

Net income per share — diluted	$0.00		$0.06	$0.01		$0.06

Number of shares — basic	36,783		36,783	37,443		37,443

Number of shares — diluted	36,911		36,911	38,365		38,365